UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 30, 2014, Ignyta, Inc. (the “Company”) entered into a second amended and restated loan and security agreement (the “New Loan Agreement”) with Silicon Valley Bank (“SVB”). The New Loan Agreement amends, restates, supersedes and replaces in its entirety that certain amended and restated loan and security agreement dated as of December 31, 2013 (the “Prior Loan Agreement”), by and between the Company, its former wholly-owned subsidiary Ignyta Operating, Inc. and SVB.

Pursuant to the terms of the New Loan Agreement, SVB granted the Company a loan in the principal amount of $21,000,000, $11,050,000 of which was used to repay the Company’s existing loan with SVB, and the Company has a conditional option to receive an additional $10,000,000 loan tranche. The second tranche of $10,000,000 may be drawn down by the Company at any time prior to September 30, 2015, provided that Ignyta has initiated the Phase IIa portion of the ongoing STARTRK-1 Phase I/IIa clinical study of its lead product candidate RXDX-101 and subject to other customary conditions for funding, such as no material adverse change occurring.

The Company will be required to pay interest on the borrowings under the New Loan Agreement at a fixed, per-annum rate of 8.56% on a monthly basis through October 31, 2015. Thereafter, the Company will be required to repay the principal plus interest in 30 equal monthly installments. The number of months of interest-only payments and the number of months over which the principal will be amortized will each be increased by six months if the second loan tranche has been drawn down or the Company has raised net proceeds of at least $50 million through the offering of its equity securities, in each case prior to October 31, 2015.

Upon the maturity date, the Company shall pay to SVB a final payment of 3% of the full principal amount of the loan funded. The Company may elect to prepay all amounts owed under either or both of the loan tranches prior to the maturity date therefor, provided that a prepayment fee is also paid, equal to 2% of the amount prepaid if the prepayment occurs prior to September 30, 2015, or 1% of amount prepaid if the prepayment occurs thereafter.

The Company paid SVB an upfront fee of $155,000.

Pursuant to the terms of the New Loan Agreement, the Company is bound by certain affirmative covenants setting forth actions that are required during the term of the New Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company is bound by certain negative covenants setting forth actions that are not permitted to be taken during the term of the New Loan Agreement without SVB’s consent, including, without limitation, incurring certain additional indebtedness, entering into certain mergers, acquisitions or other business combination transactions, or incurring any non-permitted lien or other encumbrance on the Company’s assets. Upon the occurrence of an event of default under the New Loan Agreement (subject to cure periods for certain events of default), all amounts owed by the Company thereunder shall begin to bear interest at a rate that is 3% higher than the rate that is otherwise applicable (unless SVB chooses otherwise) and may be declared immediately due and payable by SVB. Events of default under the New Loan Agreement include, among other things, the following: the occurrence of certain bankruptcy events; the failure to make payments under the New Loan Agreement when due; the occurrence of a material adverse change in the business, operations or financial condition of the Company; the rendering of certain types of fines or judgments against the Company; any breach by the Company of any covenant (subject to cure for certain covenants only) made in the New Loan Agreement; and the failure of any representation or warranty made by the Company in connection with the New Loan Agreement to be correct in all material respects when made.

The Company has granted SVB a security interest in substantially all of its personal property, rights and assets, other than intellectual property, to secure the payment of all amounts owed to SVB under the New Loan Agreement. The Company has also agreed not to encumber any of its intellectual property without SVB’s prior written consent.

In connection with entering into the New Loan Agreement, the Company issued to SVB and its affiliate warrants to purchase an aggregate of 37,849 shares of the Company’s common stock (the “Lender Warrants”). The warrants are exercisable immediately, have a per-share exercise price of $7.518 and have a term of seven years. If the Company draws down the second loan tranche, at that time it will issue to SVB and its affiliate additional warrants which will be exercisable immediately and have a term of seven years. Those warrants will be exercisable for an aggregate number of shares equal to $135,500 (which is 1.355% of the principal amount of the second loan tranche) divided by the lower of (a) the trailing 10-day average of the closing price of the Company’s common stock on the Nasdaq Capital Market prior to the funding date of the second loan tranche and (b) the closing price of the Company’s common stock on the Nasdaq Capital Market on the funding date of the second loan tranche, at an exercise price equal to such divisor.

The foregoing is only a brief description of the New Loan Agreement and the Lender Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lender Warrants and the New Loan Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrants in connection with the New Loan Agreement. The Lender Warrants and the shares of common stock issuable under the Lender Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant dated September 30, 2014, issued to Silicon Valley Bank.

4.2	Warrant dated September 30, 2014, issued to Life Science Loans, LLC.

10.1	Second Amended and Restated Loan and Security Agreement between Ignyta, Inc. and Silicon Valley Bank dated September 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated September 30, 2014, issued to Silicon Valley Bank.

4.2	Warrant dated September 30, 2014, issued to Life Science Loans, LLC.

10.1	Second Amended and Restated Loan and Security Agreement between Ignyta, Inc. and Silicon Valley Bank dated September 30, 2014.

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